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                                                                      Exhibit 23

KPMG Peat Marwick LLP                                     Telephone 412-391-9710
One Mellon Bank Center                                      Telefax 412-391-8963
Pittsburgh, PA 15219                             Telex 710-664-2199 PMM & CO PGH


The Board of Directors
Laurel Capital Group, Inc.


We consent to incorporation by reference in the Registration Statement No. 33-080798 on Form S-8 of Laurel Capital Group, Inc. of our report dated August 11, 1998, relating to the consolidated statements of financial condition of Laurel Capital Group, Inc. and subsidiary as of June 30, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1998, which report appears in the June 30, 1998, annual report on Form 10-K of Laurel Capital Group, Inc.


                                             /s/ KPMG PEAT MARWICK LLP


Pittsburgh, Pennsylvania
September 28, 1998